UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 27, 2015

ADVAXIS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-28489	02-0563870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 College Road East

Princeton, New Jersey, 08540

(Address of Principal Executive Offices)

(609) 452-9813

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act.

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2015 annual meeting of stockholders of Advaxis, Inc. (“Advaxis”) was held on May 27, 2015. The following matters were voted on by the stockholders: the election of directors, the approval of Advaxis’s 2015 Incentive Plan, and the ratification of the appointment of Marcum LLP as Advaxis’s independent registered public accounting firm for the fiscal year ending October 31, 2015. At the meeting, Dr. James P. Patton, Daniel J. O’Connor, Roni A. Appel, Richard J. Berman, Dr. Samir Khleif, Dr. Thomas J. McKearn, and Dr. David Sidransky were re-elected to the Board.

The vote with respect to each nominee is set forth below:

Nominee	Total Votes For	Total Votes Withheld	Broker Non-Votes
Dr. James P. Patton	14,857,516	782,866	7,947,997
Daniel J. O’Connor	15,573,453	66,929	7,947,997
Roni A. Appel	14,780,324	860,058	7,947,997
Richard J. Berman	14,836,153	804,229	7,947,997
Dr. Samir Khleif	15,551,687	88,695	7,947,997
Dr. Thomas J. McKearn	15,590,672	49,710	7,947,997
Dr. David Sidransky	15,582,730	57,652	7,947,997

The vote with respect to the approval of Advaxis’s 2015 Incentive Plan is set forth below:

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
10,732,997	4,764,706	142,679	7,947,997

The vote with respect to the ratification of the appointment of Marcum LLP as Advaxis’s independent registered public accounting firm for the fiscal year ending October 31, 2015, is set forth below:

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
20,298,218	3,171,488	118,164	(0)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVAXIS, INC.
(Registrant)

By:	/s/ Daniel J. O’Connor
Daniel J. O’Connor
President and Chief Executive Officer

Date: May 27, 2015